                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Hancock Holding Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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
                                 [HANCOCK LOGO]




                            HANCOCK HOLDING COMPANY
                               One Hancock Plaza
                                2510 14th Street
                          Gulfport, Mississippi 39501

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



TO THE HOLDERS OF SHARES OF COMMON STOCK:

     NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the Annual Meeting of Shareholders of Hancock Holding Company (the "Company") will be held at HANCOCK BANK, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi, on February 20, 1997 at 5:30 P.M., local time, for the purpose of considering and voting upon the following matters:

1. To elect three (3) Directors to hold office for a term of three (3) years or until their successors are elected and qualified.

2. To approve the appointment of Deloitte & Touche LLP, as the Independent Public Accountants of the Company.

3. To approve Amendment to the Amended and Restated Articles of Incorporation (the "Articles") to conform with recent amendments to the Mississippi Business Corporation Act concerning Indemnification of Directors and Officers, as per Exhibit "A".

4. To approve Amendment to Articles to increase the number of authorized shares of Common Stock from 20,000,000 to 75,000,000, as per Exhibit "B".

5.    To approve Shareholder Rights Plan, as per Exhibit "C".

6. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only those shareholders of record at the close of business on December 31, 1996, shall be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.



                                              By Order of the Board of Directors


Date: January 17, 1997

                                              ------------------------------
                                              Leo W. Seal, Jr.
                                              President & C.E.O.

                            HANCOCK HOLDING COMPANY
                               One Hancock Plaza
                                2510 14th Street
                          Gulfport, Mississippi 39501
                                 (601) 868-5069

                                PROXY STATEMENT


      This statement is furnished in connection with the solicitation by the Board of Directors of Hancock Holding Company, Gulfport, Mississippi (the "Company" or "HHC"), of Proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi on February 20, 1997, at 5:30 P.M., local time, and any adjournment thereof, for the purposes stated below. It is anticipated that the Proxy Statement and Proxy first will be sent or given to shareholders on January 17, 1997.

      Holders of record of the Company's Common Stock, par value $3.33 per share (the "Common Stock"), as of December 31, 1996 (the "Record Date") are
entitled to vote at the meeting or any adjournments thereof.   Each share of
Common Stock entitles the holder thereof to one (1) vote on each matter
presented at the Annual Meeting for shareholder approval.   On December 31,
1996, there were 10,725,102 shares of Common Stock entitled to vote.   Of this
total, 1,460,427.5 shares of the Common Stock were held in various trust accounts by the Trust Department of the Company's wholly-owned subsidiary, Hancock Bank, in a fiduciary capacity as trustee under terms that permit the Trust Department to vote the shares (either by itself or jointly with others). It is expected that these 1,460,427.5 shares will be voted in favor of the elections of the nominees listed on page 3, the appointment of Deloitte & Touche LLP, amendments to Articles to conform with Mississippi Business Corporation Act, and to increase authorized shares to 75,000,000, and to approve the Shareholder Rights Plan.

      Shareholders of the Company do not have cumulative voting rights with respect to the election of Directors at the Annual Meeting. A shareholder has the right to vote the number of shares owned by him in the election of each Director. With respect to the election of three (3) Directors to hold office for a term of three (3) years, the nominees receiving the most votes, up to three (3), will be elected. If the Proxy is marked to vote for the three (3) Directors as a group, one vote will be cast for each Director for each share entitled to vote. If any shareholder wishes to vote for fewer than three (3) Directors, he may line through or otherwise strike out the name of any nominee.

      Pursuant to Mississippi Law and the Company's Bylaws, Directors are elected by a plurality of the votes cast in the election of Directors. A "plurality" means that the individuals with the largest number of favorable votes are elected as Directors, up to the maximum number of Directors to be chosen at the meeting.

      Pursuant to Mississippi law and the Company's Bylaws, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Company's Articles of Incorporation or Mississippi law specifically requires a greater number of affirmative votes on a particular matter. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

      The selection of Deloitte & Touche LLP, as the Company's Auditors for the fiscal year ending December 31, 1997 will be ratified if more votes are cast at the Annual Meeting favoring the appointment than opposing it.

      Article Six of the Articles of Incorporation will be amended and restated as per Exhibit "A" to the Proxy Statement, if more votes are cast at the Annual Meeting favoring the amendment than opposing it.

      The Amendment to change the authorized shares of the Company from 20,000,000 to 75,000,000, as per Exhibit "B", will be approved if more votes are cast at the Annual Meeting favoring the amendment than opposing it.

      The Shareholder Rights Plan, as per Exhibit "C", will be approved if more votes are cast at the Annual Meeting favoring the proposal than opposing it.

      Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his Proxy (1) by personally appearing at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the Proxy, or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting. All properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted "FOR" each of the proposals described below. Solicitation of proxies will be primarily by mail. Officers, Directors and employees of the Company and its subsidiaries, Hancock Bank and Hancock Bank of Louisiana, (hereinafter referred to collectively as the "Banks") also may solicit Proxies personally. The Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of sending Proxy material to principals and obtaining their Proxies. The cost of soliciting Proxies will be borne by the Company.

      The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on December 31, 1996 and entitled to vote, will constitute a quorum.



PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

      The Board of Directors, by a vote of a majority of the full Board, has nominated the persons named below for election to serve as Directors. The term of each of the three (3) newly-elected Directors will expire at the Annual Meeting of Shareholders in 2000 and when his successor has been elected and qualified.

      The Company's Articles of Incorporation provide for a Board of at least nine (9) Directors classified into three (3) classes of Directors. At each Annual Meeting each class of Directors whose term has expired will be elected to hold office until the third succeeding Annual Meeting and until their successors have been elected and qualified. These staggered terms of service by Directors of the Company may make it more difficult for the Company's shareholders to effect a change in the majority of the Company's Directors since replacement of a majority of the Board of Directors will normally require two (2) Annual meetings of shareholders. Accordingly, this provision may have the effect of discouraging hostile attempts to gain control of the Company, but is applicable to all elections of Directors.

      It is the intent of the persons named in the Proxy to vote such Proxy "FOR" the election of the nominees listed below, unless otherwise specified in the Proxy. In the event that any such nominee should be unable to accept the office of Director, which is not anticipated, it is intended that the persons named in the Proxy will vote for the election of such person in the place of such nominee as the Board of Directors may recommend.

      Nominations for the election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made by a shareholder by delivering written notice to the Company's secretary not less than fifty (50) nor more than ninety (90) days prior to the meeting at which Directors are to be elected, provided that the Company has mailed the first notice of the meeting at least sixty (60) days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within ten (10) days following the earlier of (i) the date that notice of the date of the meeting was first mailed to the shareholders or (ii) the date on which public disclosure of such date was made. The shareholder's notice must set forth as to each nominee (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Company's Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of Directors. The shareholder's notice must also set forth as to the shareholder giving notice (i) the name and address of such shareholder and (ii) the class and amount of such shareholder's beneficial ownership of the Company's Common Stock. If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the Annual Meeting may determine that such shareholder's nomination should not be brought before the meeting that such nominee shall not be eligible for election as a Director of the Company.

                        INFORMATION CONCERNING NOMINEES

                                                                                   Amount and Nature
                                                                                       of Beneficial       Percent of
                                                                                      Ownership of           Common
      Name, Age, Principal Occupation for the               Director                 Common Stock            Stock
       Last Five Years and Bank or Company                 of Company                  as of December      Beneficially
                    Offices Currently Held                   Since                  13, 1996 (a)            Owned (a)
      ---------------------------------------------       ------------            --------------------     ------------
      For a Three (3) Year Term Expiring in 2000
      ---------------------------------------------
L. A. Koenenn, Jr. (77)..........................               1988                   3,548.0  (1)            .07%
     Public Accountant, Gulfport, Mississippi

Dr. Homer C. Moody, Jr. (72).................                   1984                   9,623.0  (2)            .10%
     Retired Doctor of Veterinary Medicine,
     Poplarville, Mississippi

George A. Schloegel (56)........................                1984                  95,508.2  (3)           1.00%
     President, Hancock Bank, Gulfport, Mississippi,
     since 1990; Vice Chairman of the Board, HHC,
     since 1984; Director, Hancock Bank of LA, since 1990


                  INFORMATION CONCERNING CONTINUING DIRECTORS


                                                                       Amount and Nature
                                                                         of Beneficial          Percent of
                                                                         Ownership of             Common
         Name, Age, Principal Occupation for the       Director          Common Stock             Stock
          Last Five Years and Bank or Company        of Company         as of December         Beneficially      Term
               Offices Currently Held                   Since            13, 1996 (a)            Owned (a)      Expires
         ----------------------------------          -----------       ------------------      ------------     -------
James G. Estabrook, Jr. (52)....................           1995           1,368.0  (4)              .01%           1998
    President of Estabrook Motor Co., Inc.;
    President of Weaver Motor Co., Inc.
    (Automobile Dealerships), President of Auto
    Credit, Inc. (Auto Finance Business),
    Pascagoula, Mississippi; Advisory Director,
    Hancock Bank since 1985

Victor Mavar (70).................................         1993          13,214.7  (5)              .01%           1998
    President of Mavar, Inc. (Real Estate Firm),
    Biloxi, Mississippi; Vice President, G & R
    Radio, Inc., Biloxi, Mississippi

Leo W. Seal, Jr. (72).............................         1984       1,101,947.7  (6)            11.60%           1998
    Chief Executive Officer, Hancock Bank,
    Gulfport, Mississippi since 1963; President
    and Chief Executive Officer, Hancock Holding
    Company, since 1984; Advisory Director,
    Hancock Bank of Louisiana since 1993

Joseph A. Boardman, Jr. (67)...................            1984           8,800.0  (7)              .10%           1999
    Retired Director of Coast Materials Company
    (Ready Mixed Concrete Business), Gulfport,
    Mississippi; Chairman of the Board, Hancock
    Holding Company, Gulfport, Mississippi,
    since 1987

                  INFORMATION CONCERNING CONTINUING DIRECTORS

                                                                           Amount and Nature
                                                                            of Beneficial       Percent of
                                                                            Ownership of          Common
    Name, Age, Principal Occupation for the             Director           Common Stock            Stock
      Last Five Years and Bank or Company              of Company          as of December       Beneficially       Term
             Offices Currently Held                      Since              13, 1996 (a)          Owned (a)       Expires
  ---------------------------------------------      --------------   -----------------------  ---------------   ----------
Charles H. Johnson (63)..........................          1987           6,660.4  (8)              .10%           1999
    President Charles H. Johnson, Inc. (Residential
    General Contracting Business), Waveland,
    Mississippi; President, Universal Warehouse,
    Inc., (Mini-Storage Business), Waveland,
    Mississippi

Thomas W. Milner, Jr. (83).....................            1984           2,448.0                   .03%           1999
    Retired Vice Chairman of the Board, Hancock
    Bank, Gulfport, Mississippi


                   INFORMATION CONCERNING EXECUTIVE OFFICERS



                                                                     AMOUNT AND NATURE
                                                                       OF BENEFICIAL                       PERCENT OF
                                                                       OWNERSHIP OF                         COMMON
         NAME, AGE, PRINCIPAL OCCUPATION FOR THE                       COMMON STOCK                          STOCK
          LAST FIVE YEARS AND BANK OR COMPANY                         AS OF DECEMBER                       BENEFICIALLY
                    OFFICES CURRENTLY HELD                             13, 1996 (a)                         OWNED) (a)
         ----------------------------------------------             -----------------------                -----------
C. Stanley Bailey (47)............................                        4,897.0  (9)                             .05%
    Executive Vice President and Chief Financial
    Officer of Hancock Holding Company since
    1995; Executive Vice President of Hancock
    Bank since 1995 (15)

Robert E. Easterly (54)...........................                       19,697.0 (10)                             .20%
    Advisory Director, Hancock Bank since 1995;
    Executive Vice President of Hancock Bank
    of Louisiana since 1996

A. Bridger Eglin (53).................................                    1,133.9 (11)                             .01%
    President, Hancock Bank of Louisiana
    since 1991; Director, Hancock Bank of
    Louisiana since 1991 (who resigned effective 12/31/96)

Theresa Johnson (69)..............................                        1,087.0                                  .01%
    Executive Vice President, Hancock Bank
    since 1985; Advisory Director, Hancock Bank
    since 1985; Executive Vice President Hancock
    Holding Company since 1992; Treasurer
    Hancock Holding Company since 1995

A. Hartie Spence (56).............................                        3,000.0 (12)                             .03%
    Chairman of the Board, Hancock Bank of Louisiana
    since 1996(15)

                   INFORMATION CONCERNING EXECUTIVE OFFICERS


                                                                    AMOUNT AND NATURE
                                                                       OF BENEFICIAL                        PERCENT OF
                                                                       OWNERSHIP OF                           COMMON
         NAME, AGE, PRINCIPAL OCCUPATION FOR THE                      COMMON STOCK                            STOCK
          LAST FIVE YEARS AND BANK OR COMPANY                         AS OF DECEMBER                        BENEFICIALLY
                    OFFICES CURRENTLY HELD                             13, 1996 (a)                          OWNED) (a)
   ----------------------------------------------                -----------------------                   -------------
Charles A. Webb, Jr. (66).......................                          8,426.4 (13)                             .10%
    Executive Vice President, Chief Credit Officer
    and Secretary, Hancock Holding Company
    since 1992; Director Hancock Bank since 1995;
    Executive Vice President, Hancock Bank since
    1977; Director, Hancock Bank of Louisiana
    since 1990

ALL DIRECTORS AND EXECUTIVE OFFICERS
     AS A GROUP (15)                                                  1,660,789.1 (14)                          17.5%


----------------------

 (a) Constitutes sole ownership unless otherwise indicated.

 (1) Represents 3,548 shares held in the L. A. Koenenn, Jr. and Mae D. Koenenn Revocable Trust, Mr. Koenenn has the sole power to vote and dispose of these shares.

 (2) Includes 504 shares owned jointly with Dr. Moody's children; 504 shares owned jointly by his wife and children, and 4,267 shares owned by Dr. Moody's wife.


 (3) Includes 32,766 shares owned jointly by Mr. Schloegel and his wife; 91.1 shares owned by Mr. Schloegel's minor child; 691.9 shares held for Mr. Schloegel's account in the Company's Employee Stock Purchase Plan; 679.2 shares held in a self-directed IRA for Mr. Schloegel, 169.8 shares held in a self directed IRA for his wife, and 4,000 options granted to Mr. Schloegel in the 1996 Long-Term Incentive Plan.


 (4) Includes 768 shares owned by Mr. Estabrook's minor children.


 (5) Excludes 1,321.8 shares disclaimed by Mr. Mavar which are owned by Mr. Mavar's adult child who resides with him.


 (6) Includes 2,037.7 shares owned by Mr. Seal's wife, and excludes 378,108 shares held in a fiduciary capacity by Hancock Bank's Trust Department as to which Mr. Seal has sole voting rights but no power of disposition. Mr. Seal's sister and her children are beneficiaries of these trusts. Mr. Seal disclaims beneficial ownership of these 378,108 shares. It also includes 8,000 options granted to Mr. Seal in the 1996 Long-Term Incentive Plan.

 (7) Includes 400 shares owned by Mr. Boardman's wife.

 (8) Includes 584.4 shares owned by Mr. Johnson's wife and children.

 (9) Includes 2,097 shares held in Mr. Bailey's IRA, and 2,800 options granted to Mr. Bailey in the 1996 Long-Term Incentive Plan.


(10) Includes 16,674 shares held in Mr. Easterly's IRA; 27 shares owned by his wife; 565 shares owned by his wife's IRA; 565 shares held in trust wherein Mr. Easterly is trustee; and 1,400 options granted to Mr. Easterly in the 1996 Long-Term Incentive Plan.


(11) Includes 532.9 shares held for Mr. Eglin's account in the Company's Employee Stock Purchase Plan.

(12) Includes 2,700 options granted to Mr. Spence in the 1996 Long-Term Incentive Plan.

(13) Includes 7,846.4 shares owned jointly with Mr. Webb's wife.

(14) All of the Directors, Executive Officers and Nominees of the Company as a group (consisting of fifteen (15) persons) beneficially owned, in aggregate 1,660,789.1 shares (17.5%) of Common stock of the Company, including the shares as to which beneficial ownership has been disclaimed above and stock options granted under the 1996 Long- Term Incentive Plan.

(15) See "Executive Officers" for Mr. Bailey's and Mr. Spence's principal occupations for the last five (5) years.

  George A. Schloegel is a director of Mississippi Power Company, Gulfport, Mississippi. None of the other Directors are directors of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of Section 15(d) of the Act, or registered as an investment company under the Investment Company Act of 1940.

                 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   All Directors, Executive Officers, and Nominees of the Company have filed all required insider reporting forms with the U. S. Securities & Exchange Commission in a timely manner, with the exception of Mr. Milner who filed a Form 4 late, which reported the sale of 500 shares in September 1996.


                         INDEPENDENT PUBLIC ACCOUNTANTS

PROPOSAL NO. 2 -- TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR 1997.

   The Board of Directors has appointed Deloitte and Touche LLP, a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 1997, and until their successors are selected. Deloitte and Touche LLP and its predecessor, Touche Ross & Company, have been auditors for the Company since it commenced business in 1984, for Hancock Bank since 1981 and Hancock Bank of Louisiana since 1990.

   The Company has been advised that neither the firm nor any its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board does not anticipate that representatives of Deloitte and Touche LLP will be in attendance at the Annual Meeting, be present to make a statement or be available to respond to appropriate questions.

   Although not required to do so, the Board of Directors has chosen to submit its appointment of Deloitte & Touche LLP for ratification by the Company's shareholders. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If the proposal does not pass, the Board of Directors will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.


PROPOSAL NO. 3 -- AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION (THE "ARTICLES") TO CONFORM WITH RECENT AMENDMENTS TO THE MISSISSIPPI BUSINESS CORPORATION ACT CONCERNING INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Sections of The Mississippi Business Corporation Act (the "Act") concerning indemnification were amended by the 1996 Mississippi State Legislature. These amendments became effective on January 1, 1997. More specifically, the Act was revised to prohibit a corporation from indemnifying a director from certain acts against the corporation, intentional violations of criminal law and for receipt of a financial benefit to which he is not entitled unless ordered by a court and to limit the indemnification of persons in connection with a proceeding by or in the right of the corporation.

RECOMMENDATION AND REQUIRED VOTE

   The Board of Directors has approved and recommends that the shareholders approve an amendment to Article SIXTH of the Articles, a copy of which is set forth at Exhibit "A" hereto, which would amend Article SIXTH to conform with recent amendments to the Act described above. This change would be effective upon the date of filing of the Articles of Amendment with the Secretary of State of the State of Mississippi. The Board of Directors believes that it is advisable to amend the Articles to conform with the amendments to the Act.

   Approval of the Proposed Amendment to Article SIXTH requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the meeting for or against such approvals. It is expected that shares owned beneficially or controlled by the officers and directors of the Company (approximately 17.5% of the outstanding stock) will be voted in favor of the proposed amendment to the Articles. In addition, it is expected that approximately 1,460,427.5 shares or 13.6% of the Company's outstanding Common Stock, over which the Trust Department of the Bank has voting power, will be voted by the Trust Department of the Bank in favor of adoption of the Rights Plan and for the proposed amendments to the Articles.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE AMENDMENT TO THE ARTICLES IS IN THE BEST INTERESTS OF THE COMPANY AND ALL ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES.


PROPOSAL NO. 4 --THE APPROVAL OF AN AMENDMENT TO THE ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 75,000,000

   The Board of Directors believes it is necessary to increase the Company's authorized capital stock from the current 20,000,000 shares to 75,000,000. Among the reasons for doing this include the fact that since 1990 we have utilized over 8,000,000 shares for mergers, public offerings, stock dividends/splits; and provisions need to be made for reservation of shares for the Southeast National Bank merger, Hancock Bank 401(k) plan, the Automatic Dividend Reinvestment and Stock Purchase Plan, as well as the Long Term Incentive Plan that you approved last year. The Board also believes that additional authorized shares are required to ensure the Company's ability to satisfy these obligations, and to provide the Company with the flexibility to use these newly authorized shares for raising additional equity capital, for use in possible and probable further mergers and acquisitions, for stock dividends or stock splits, stockholder rights plans, etc., which may appear desirable in the future. Except for plans and mergers described above, there are presently no arrangements, intentions, nor understandings with the respect to the issuance of any additional shares of common stock.


   If additional stock is authorized, the Board of Directors would, without further action by the shareholders unless otherwise required by law or regulation, be able to authorize issuance of the stock at such times, for such purposes and for such consideration as it may deem desirable, without further shareholder action. Any issuance of additional authorized shares could result in the dilution of each existing shareholder's voting power, and could, depending upon a variety of factors, have the effect of diluting the earnings per share of book value per share of outstanding shares of Common Stock.



   The issuance of additional shares of Common Stock might have anti-takeover effects by diluting the voting power of a person seeking to acquire the Company (such as if the Rights Plan as described in Proposal No. 5 were be activated, which could cause the pro rata issuance of over 9 million additional shares to existing Company shareholders), but this is not the sole purpose of the increased authorization and the Board has no present intention of issuing Common Stock for such purpose (other than if the Rights Plan is activated). This proposal to amend the Articles is not in response to any effort of which the Company is aware to accumulate the Company's stock or obtain control of the Company. Other than the approval of the Rights Plan, the Board does not presently contemplate recommending the adoption of any other amendments to the Articles which could be construed to affect the ability of third parties to takeover or change control of the Company.



   The articles and Bylaws of the Company presently contain the following provision which could be considered to have an anti-takeover effect:: (i) authorized but unissued shares of Common Stock issuable by the Board of Directors without shareholder approval; (ii) division of the Board of Directors into three (3) classes of directors serving staggered three-year terms; (iii) Board authority to increase or decrease the size of the Board of Directors during period between annual shareholder meetings; and (iv) the requirement of the supermajority shareholder approval to approve certain business combinations.


   Your Board of Directors, therefore, has unanimously voted to approve the proposed amendment to increase the authorized capital shares to 75,000,000 shares and intends to vote for the Amendment at the Annual Meeting.

   Holders of the Company's Common Stock do not have preemptive rights as to any class of stock of the Company. Therefore, the Company may issue any stock, any rights to purchase stock or any other security convertible into stock without first offering any such securities to the holders of the Common Stock. Holders of the Common Stock are entitled to one vote per share on all matters to be decided by the shareholders.

   A copy of the proposed amendment to the Company's Articles as adopted by the Board of Directors is included in this Proxy Statement as Exhibit "B".

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

   Approval of the amendment to the Articles by the shareholders requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) at the meeting for or against such approvals. It is expected that shares owned beneficially or controlled by the officers and directors of the Company (approximately 17.5% of the outstanding stock) will be voted in favor of the proposed amendment to the Articles. In addition, it is expected that approximately 1,460,427.5 shares or 13.6% of the Company's outstanding Common Stock, over which the Trust Department of the Bank has voting power, will be voted by the Trust Department of the Bank in favor of adoption of the Rights Plan and for the proposed amendments to the Articles.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE AMENDMENT TO THE ARTICLES IS IN THE BEST INTERESTS OF THE COMPANY AND ALL ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES.


PROPOSAL NO. 5 -- THE APPROVAL OF THE SHAREHOLDER RIGHTS PLAN

   Over the past several years there has been an increasing number of companies across America who have been subjected to hostile takeover attempts involving coercive and/or unfair tactics which have not been in the best interest of the corporation or their shareholders. The most vital concern is that such an offer may be left open for so short a time that it prevents Management and the Board from considering all alternatives to maximize the value of your interest.

   Your shares represent a stake in an important Mississippi financial institution, hence, on advice and recommendation of its legal counsel, Watkins, Ludlam & Stennis, P. A. of Jackson, Mississippi and Keefe, Bruyette & Woods, Inc. of New York, New York, a national investment counseling firm, your Board approved the adoption of a Shareholder Rights Plan at its December 1996 meeting in order to bring the Company in line with the over 200 major financial institutions and over 80% of the Fortune 500 Companies that have adopted similar plans.

   Like other shareholder plans adopted by many other publicly held companies, under this plan, "rights" would be issued to all Company shareholders which if activated upon an attempted unfriendly acquisition will allow the shareholders to buy Company Common Stock at a reduced price. The Board of Directors believes that by having the Plan in place a potentially unfriendly acquisition would be much more likely to be brought to the negotiation table with the Company.

   While not required to do so by the Articles nor Mississippi law, the Board believes that given the importance of the "Rights Plan" to the Company and the shareholders, that it should be submitted to the Stockholders for a vote at the Annual Meeting.


   The Rights Plan was not adopted in response to any threatened or perceived takeover threat and the Company has no knowledge of such a threat as of the date of this Proxy Statement. The Rights Plan is not part of a plan by management to adopt a series of anti-takeover measures. At present, management does not intend to propose other anti-takeover measures in future proxy solicitations. For a discussion of existing anti-takeover provisions included in the Company's Articles and Bylaws see Proposal No. 4.


   This introduction is not intended to be a complete discussion of the item. Please read Exhibit "C" for specific details of the Plan.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE "RIGHTS PLAN" IS IN THE BEST INTEREST OF THE COMPANY AND ALL OF ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE RIGHTS PLAN.

                             PRINCIPAL SHAREHOLDERS


   The following table sets forth information concerning the number of shares of Common Stock of the Company held as of December 13, 1996 by the only shareholders who are known to management to be the beneficial owners of more than five percent (5%) of the Company's outstanding shares:

   Name and Address                             Amount and Nature of           Percent
   of Beneficial Owner                       Beneficial Ownership              of Class
   -------------------                      ----------------------             --------
Hancock Bank Trust Department                     922,190.8 (1)                   9.7%
One Hancock Plaza
Gulfport, Mississippi 39501

Leo W. Seal, Jr.                                1,101,947.7 (2)                  11.6%
408 North Beach Boulevard
Bay St. Louis, Mississippi 39520


------------------------

(1) Consists of shares held and voted by the Hancock Bank Trust Department as trustee for 169 different accounts. Within these 169 accounts, the Trust Department has sole voting rights on 916,190.8 shares, shared voting rights on 2,000 shares and no power to vote 163,859.5 shares. The Trust Department has the sole right to dispose of 860,443.8 shares, shared right to dispose of 2,000 shares and no authority to dispose of 219,606.5 shares.

(2) Includes 2,037.7 shares owned by Mr. Seal's wife, and excludes 378,108 shares in three (3) trusts held by the Hancock Bank Trust Department (not included in the 922,190.8 shares shown above as beneficially owned by the Trust Department) as to which Mr. Seal has sole voting rights, but no power of disposition. Mr. Seal's sister and her children are the beneficiaries of these trusts. It also includes 8,000 options which were granted to Mr. Seal in the 1996 Long-Term Incentive Plan.



                      COMMITTEES OF THE BOARD OF DIRECTORS

   The Company has an Audit Committee currently composed of J. F. Boardman, Jr., L. A. Koenenn, Jr., R. K. Hollister and Robert Riemann. The Audit Committee was formed in October 1991 in connection with the listing of the Company's Common Stock on the NASDAQ National Market System. The Audit Committee oversees the operation of the Company's Audit Department and makes recommendations to the Board of Directors concerning the independent accountants for the Company and its subsidiaries. The Audit Committee met six
(6) times during 1996.

   The Company has a Loan Review Committee which meets monthly and is currently composed of the following members, Joseph F. Boardman, Jr., James B. Estabrook, Jr., Dr. H.C. Moody, Jr., Alton Bankston, Charles A. Webb, Jr. and Leo W.
Seal, Jr.  It met twelve (12) times during 1996.

   The Company has a Compensation Committee which determines the salary of the executive officers of the Company. It met one (1) time during 1996 and is composed of J. F. Boardman, Jr., James B. Estabrook, Jr., Charles H. Johnson,
L. A. Koenenn, Jr., Victor Mavar, T. W. Milner, Jr., Dr. H. C. Moody and A. F. Dantzler, Jr.

   The Company also has an Executive Committee composed of the following members: A. F. Dantzler, Jr., Chairman; Leo W. Seal, Jr.; George A. Schloegel and Joseph F. Boardman, Jr. The Executive Committee met three (3) times in 1996.

   The Company does not have a Nominating Committee.

   Hancock Bank has, among other committees, an Investment Committee which meets monthly and a Salary Committee. The Salary Committee is composed of seven members who determine wages and compensation for the Banks' officers and other employees. George A. Schloegel and Leo W. Seal, Jr., both of whom are Directors of the Company, are two of the seven members. The Salary Committee of Hancock Bank met six (6) times during the year ended December 31, 1996.

   The Board of Directors of the Company met a total of twelve (12) times during the year ended December 31, 1996. During 1996, all Directors attended 75% percent or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served.


                               EXECUTIVE OFFICERS

   The following table sets forth certain information with respect to the executive officers of the Company and the Banks as of December 31, 1996:

Name (Age)                                     Present Position
----------                                   --------------------
Joseph F. Boardman, Jr. (67)      Director since 1984; Chairman of the Board since 1987

George A. Schloegel (56)          Director since 1984; Vice Chairman of the Board since 1984; President, Hancock Bank since 1990; Director, Hancock Bank of Louisiana since 1990; Director

Leo W. Seal, Jr. (72)             Director since 1984; President and Chief Executive Officer since 1984; Chairman and
                                  Chief Executive Officer, Hancock Bank since 1990; President of Hancock Bank from 1963 until 1990; Advisory Director Hancock Bank of Louisiana since 1993

Charles A. Webb, Jr. (66)         Executive Vice President, Chief Credit Officer and Secretary, Hancock Holding Company
                                  since 1992; Executive Vice President of Hancock Bank since 1977; Director, Hancock
                                  Bank since 1995; Director Hancock Bank of Louisiana since 1990

Theresa Johnson (69)              Executive Vice President, Hancock Holding Company since 1992; Treasurer, Hancock
                                  Holding Company since 1995; Executive Vice President, Hancock Bank since 1985;
                                  Advisory Director, Hancock Bank since 1985

C. Stanley Bailey (47)            Executive Vice President and Chief Financial Officer, Hancock Holding Company and
                                  Executive Vice President of Hancock Bank  since 1995

A. Hartie Spence (56)             Chairman of the Board of Hancock Bank of Louisiana since 1996

A. Bridger Eglin (53)             President, Hancock Bank of Louisiana since 1991; Director, Hancock Bank of Louisiana since 1991, (who resigned effective December 31, 1996)

Robert E. Easterly (54)           Director Hancock Bank since 1995; Chief Operating Officer Hancock Bank of Louisiana
                                  since from 1995 to 1996;  Executive Vice President of Hancock Bank of Louisiana since
                                  1996


-----------------------




      Mr. Boardman is a retired director and President of Coast Materials Company, which sells ready mixed concrete, and is located in Gulfport, Mississippi. He was elected Chairman of the Company in 1987.

      Mr. Schloegel was employed part-time with Hancock Bank from 1956 - 1959 and began full-time employment in 1962. He served in various capacities until being named President in 1990. Mr. Schloegel serves as Vice Chairman of the Company and President of Hancock Bank Securities Corporation, a subsidiary of Hancock Bank. He is a member of the Boards of Directors of Hancock Bank and Hancock Bank of Louisiana.

      Mr. Seal was employed by Hancock Bank in 1947. He was elected to the Board of Directors in 1961 and named President of Hancock Bank in 1963. In 1977, he was named President and Chief Executive Officer of Hancock Bank. In 1990, he became Chairman and Chief Executive Officer of Hancock Bank. He is currently serving as President and Chief Executive Officer of the Company and also serves as an Advisory Director of Hancock Bank of Louisiana.

      Mr. Webb was employed by Hancock Bank in 1948. He served as Vice President and Secretary of the Company form 1984 until 1992, when he became Executive Vice President and Chief Credit Officer and Secretary. He has served as Executive Vice President of Hancock Bank since 1977. He is a member of the Boards of Directors of Hancock Bank and Hancock Bank of Louisiana.

      Ms. Johnson joined Hancock Bank following the acquisition of Pascagoula Moss Point Bank, upon which she was named Executive Vice President and Advisory Director of Hancock Bank. She has since been named Executive Vice President and Treasurer of the Company.

      Mr. Bailey was name Executive Vice President and Chief Financial Officer of the Company and Executive Vice President of Hancock Bank since 1995. Prior to that he served as Vice Chairman of the Board of AmSouth Bancorporation and AmSouth Bank of Alabama; and Chairman of the Board of AmSouth Mortgage Co., Inc. from August 1993 to October 1994; Senior Executive Vice President and Chief Financial Officer of AmSouth Bancorporation and AmSouth Bank of Alabama from 1991 to 1993.

      Mr. Spence was named Chairman of the Board of Hancock Bank of Louisiana in 1996. Prior to that, Mr. Spence served as President of the Calcasieu Marine National Bank, Calcasieu, Louisiana from 1987 to 1996.

      Mr. Eglin has served as President and Director of Hancock Bank of Louisiana since 1991. Prior to that, he served for a brief time as Commissioner of Financial Institutions for the State of Louisiana.

      Mr. Easterly served as President and Chief Executive Officer of First National Bank of Denham Springs from 1981 to 1996, when First National Bank of Denham Springs became part of Hancock Bank of Louisiana. He was named Chairman, President and Chief Executive Officer of First National Bank of Denham Springs in 1993. He was named Chief Operating Officer of Hancock Bank of Louisiana in 1995 and was named Executive Vice President of Hancock Bank of Louisiana in 1996. He is currently serving as an Advisory Director on the Board of Directors of Hancock Bank.

      No family relationships exist among the executive officers of the Company.


                                                   EXECUTIVE COMPENSATION
                                          SUMMARY MANAGEMENT COMPENSATION TABLE
===========================================================================================================================
                                    ANNUAL                                       LONG TERM
                                  COMPENSATION                                  COMPENSATION
                                                                                 AWARDS(1)
                                                                          Other
                                                                          Annual              Employee         All Other
                                                                          Compen-             Stock            Compen-
         Name and                                                         sation              Options          sation (6)
Principal Position       Year       Salary ($)      Bonus ($)               ($)                  (#)                ($)
===========================================================================================================================
Leo W. Seal, Jr.            1996       100,000              0            984 (2)                8,000             2,700
CEO, Hancock Bank                                                     18,000 (3)
President & CEO, HHC                                                   1,048 (4)
                                                                       8,332 (5)

                            1995        92,500         15,000            981 (2)                                  2,538
                                                                      18,000 (3)
                                                                       2,174 (4)
                                                                       8,325 (5)

                            1994        85,000         13,500            681 (2)                                  2,243
                                                                       8,000 (3)
                                                                       1,938 (4)
                                                                       7,815 (5)

                            EXECUTIVE COMPENSATION
                    SUMMARY MANAGEMENT COMPENSATION TABLE
===========================================================================================================================
                                             ANNUAL                                           LONG TERM
                                          COMPENSATION                                      COMPENSATION
                                                                                              AWARDS(1)
                                                                          Other
                                                                          Annual              Employee         All Other
                                                                          Compen-             Stock            Compen-
         Name and                                                         sation              Options          sation (6)
Principal Position            Year       Salary ($)      Bonus ($)          ($)                 (#)                ($)
===========================================================================================================================
George A. Schloegel         1996       247,231         35,000          1,659 (2)                4,000             7,019
President, Hancock Bank                                                3,954 (3)
Vice Chairman, HHC                                                     1,046 (4)
                                                                       2,700 (5)

                            1995       216,915         35,000            947 (2)                                  8,454
                                                                       3,705 (3)
                                                                       1,295 (4)
                                                                       2,700 (5)

                            1994       207,500         31,500          1,104 (2)                                  7,214
                                                                       5,000 (4)
                                                                       1,728 (5)


C. Stanley Bailey           1996       179,435         18,000            841 (2)                2,800             3,857
                                                                       3,350 (3)
                                                                       1,650 (4)
                                                                         444 (5)

Charles A. Webb, Jr.        1996       142,269         25,000          1,498 (2)                                  3,983
                                                                          31 (3)
                                                                       4,969 (4)
                                                                       7,560 (5)

                            1995       133,300         23,000          1,332 (2)                                  3,425
                                                                       5,000 (3)
                                                                       7,560 (5)

                            1994       127,500         21,600          1,883 (2)                                  3,365
                                                                       4,819 (3)
                                                                         181 (4)
                                                                       4,212 (5)

Theresa Johnson             1996       126,308         11,000            495 (2)                                  3,471
                                                                       7,560 (5)

                            1995       123,600         10,000            540 (2)                                  3,110
                                                                       7,560 (5)

                            1994       121,800          9,000            263 (2)                                  3,208
                                                                       7,560 (5)

(1) Although the Company's Incentive Plan permits grants of restricted stock awards, no grants of these incentives have been made in 1996.

(2)    Automobile compensation.

(3)    Deferred compensation.

(4)    Executive supplemental plan.

(5)    Cost of excess life insurance.

(6) Includes stock purchase plan contribution and profit sharing plan contribution.

OPTION GRANTS

   Shown below is information on grants of stock options pursuant to the Company's incentive plan during 1996 to the Named Executives. No Restricted Stock Awards were granted under that Plan in 1996.



                                            OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------------
                                      Individual Grants
--------------------------------------------------------------                      Potential Realizable Value
                                                                                    at Assumed Annual Rates of Stock
                                                                                    Price Appreciation for Option
                                                                                                     Term (5)
                                                                                    ----------------------------------------

                                        % of Total
                                      Options Granted     Exercise
                  Options Granted     to Employees in       Price
Name                 in 1996(#)            1996         ($ Per Share)    Expiration Date     5.0%($)     10.0%($)
----             ------------------     ------------    -------------    ---------------    --------     --------
Leo W. Seal, Jr.        2,272              7.51           $44 (1)(2)   December 13, 2001      63,306     139,878
                        5,728             18.94           $40 (3)(4)   December 13, 2006     144,346     364,300

George A. Schloegel     2,500              7.10           $40 (2)(4)   December 13, 2006      63,000     159,000
                        1,500              4.30           $40 (3)(4)   December 13, 2006      37,800      95,400

C. Stanley Bailey       2,500              7.10           $40 (2)(4)   December 13, 2006      63,000     159,000
                          300               .90           $40 (3)(4)   December 13, 2006       7,560      19,080



   (1) The exercise price was equal to 110% of the closing price on the NASDAQ on the date of the grant.

   (2)    Stock Options were exercisable one year after the date of the grant.

   (3) Stock Options were exercisable six months after the date of the grant.

   (4) The exercise price was equal to the closing price on the NASDAQ on the date of the grant.

   (5) The valuation of the stock grants at 5% and 10% appreciated rates are solely to comply with Securities and Exchange Commission Regulations and are not intended to imply future value of the Company Stock.

OPTION EXERCISES

   The following table sets forth certain information regarding individual exercises of stock options during 1996 and unexercised options granted to each of the named executives and held by them at the end of 1996.

                AGGREGATED OPTION EXERCISES AND YEAR END VALUE



                            SHARES                           NUMBER OF SHARES            VALUE OF UNEXERCISED
                          ACQUIRED                               UNDERLYING              IN-THE-MONEY OPTIONS
                               ON            VALUE          UNEXERCISED OPTIONS                      12/31/96
                          EXERCISE         REALIZED             AT 12/31/96
                           IN 1996 (#)          ($)
-------------------------------------------------------------------------------------------------------------------------
                                                             EXERCIS-            UNEXER-            EXER-        UNEXER-
                                                              ABLE               CISABLE           CISABLE      CISABLE(3)
NAME                                                          (#)                 (#)                ($)          ($)
-------------------------------------------------------------------------------------------------------------------------
Leo W. Seal, Jr.                  0                0               0            2,272 (1)            0                0
                                                                                5,728 (2)            0            2,864

George A. Schloegel               0                0               0            2,500 (1)            0            1,250
                                                                                1,500 (2)            0              750

C. Stanley Bailey                 0                0               0            2,500 (1)            0            1,250
                                                                                  300 (2)            0              150

-------------------------------------------------------------------------------------------------------------------------



   (1) Stock options granted are exercisable one year after the date of the grant.
   (2)  Exercisable six months after the date of the grant.
   (3)  Based on closing price on the NASDAQ System $40.50 on December 31,
        1996.

DIRECTORS' FEES

   Directors of the Company who are not also full-time employees of Hancock Bank or Hancock Bank of Louisiana (i.e. all Directors except Messrs. Seal and Schloegel) receive $275 for each regular Board meeting attended and $200 for each special Board meeting attended. Directors may elect to defer the receipt of their Directors' fees for a specified period of time. Directors who choose such deferral also receive a $20,000 term life insurance policy. During 1996, Messrs. Milner and Johnson participated in this deferral program. Directors of the Company who are not full-time employees of Hancock Bank or Hancock Bank of Louisiana and are also Directors of one of the Banks, receive an additional $275 for each meeting of the Bank's Board of Directors attended, provided that such meetings are not held on the same day as meetings of the Company. Directors of the Company who are not full-time employees of Hancock Bank or Hancock Bank of Louisiana and are members of a Bank committee, also receive $225 for each committee meeting attended and $100 for each loan committee meeting attended that is held in Gulfport, Mississippi.

Pension Plan

   Hancock Bank, along with some of its affiliated companies, maintains a non-contributory integrated pension plan and trust agreement (the "Pension Plan") covering all full-time salaried employees (including executive officers of the Company who are also employees of the Banks) who have completed one (1) year of service and have attained age 21. Employees become participants in the Pension Plan on January 1 or July 1 following the satisfaction of the eligibility requirements.

   The benefit formula was modified by an amendment and restatement of the Pension Plan dated December 31, 1992. Under this formula, a participant accrues his benefit under the Pension Plan on the basis of his years of service with the Bank and its affiliated companies, his years of participation in the Pension Plan, his average annual compensation (calculated by using his base compensation for the five consecutive years of service that produce the highest average), and Social Security laws and amounts. His benefit accrues in increments based on his years of participation at any time of determination and the number of years of participation he would have at his normal retirement age (that is, the date on which the participant has attained age 65 but not earlier than the fifth anniversary of the first day of the Pension Plan year (January 1
- December 31) during which the participant commenced participation in the Pension Plan).

   A participant's normal retirement date is the first day of the month coincident with or immediately preceding his normal retirement age. A participant is eligible to elect early retirement after he has either (1) completed fifteen years of service and attained age 55 or (2) completed twelve years of service and attained age 62.

   A participant becomes vested in his accrued benefit under the Pension Plan upon the earlier of attainment of his normal retirement age of the completion of five years of service. A participant with a vested accrued benefit will be entitled to receive a retirement benefit upon termination of his employment. In some situations, distributions may be delayed until the participant attains his normal or early retirement date. The spouse or other beneficiary of a vested participant who dies while employed will be eligible for a survivor benefit.

   The normal form of benefit under the Pension Plan (1) for unmarried participants generally is a ten year certain and life annuity and (2) for married participants generally is a joint and 50% survivor annuity which is the actuarial equivalent of the unmarried participant's normal form. A participant may elect certain specified optional forms of distribution.

   The Pension Plan provides for the Banks and other participating companies to make all contributions to the Pension Plan in amounts sufficient to fund benefit payments and to satisfy legal funding requirements. All contributions are held in a trust fund of which Hancock Bank is the trustee. Pension costs were $1,381,678.02 for 1996.

   The table set forth below shows the estimated annual base payments payable under the present benefit formula to persons retiring upon attainment of age 65 in 1996 in the indicated earnings classifications and with the indicated number of years of service for purposes of computing retirement benefits.

                        Pension Plan Table (1) (2 ) (3)

                                                     Years of Service
Remuneration            15           20          25            30            35           40           45
------------       ---------    ----------   ----------    ----------    ----------    ---------    ---------
$ 50,000             11,813       16,050        20,288       24,525        28,763       33,000        36,250
$100,000             24,413       33,150        41,888       50,625        59,363       68,100        74,600
$150,000             37,013       50,250        63,488       76,725        89,963      103,200       112,950
$200,000             49,613       67,350        85,088      102,825       120,563(4)   138,300(4)    151,300(4)
$250,000             52,651       71,473        90,296      109,118       127,941(4)   146,763(4)    160,547(4)


--------------------

(1) Assuming continued employment, the years of service at age 65 for Mr. Schloegel will be 46 years; for Mr. Seal was 42; for Ms. Johnson was 45; for Mr. Webb was 47; and for Mr. Bailey will be 21.

(2) Earnings covered by the Pension Plan consist of base salary and do not include bonuses. The benefit amounts are not subject to reduction for social security benefits, but social security amounts were taken into account under the benefit formula.

(3) This table reflects the normal form of benefit under the Pension Plan which is a ten year certain and life annuity.

(4) The annual amount exceeds the IRC Section 415 limit of $120,000 for a ten year certain and life annuity. The Section 415 is indexed, so that these amounts may eventually be paid.

   Compensation covered by the Pension Plan is found in the Salary column of the Summary Management Compensation Table for the named executive officers of the Company. It covers the three years listed in the Table and 1992 and 1993.

   Covered compensation for named executive officers as of the end of last calendar year is: Seal $76,500; Schloegel $170,011; Bailey $127,885, Webb $90,580; and Johnson $111,867.

First National Bank of Denham Springs Savings Plan and Trust

   The First National Bank of Denham Springs maintained the First National Bank of Denham Springs Savings Plan and Trust, a 401(k) Plan ("FNB Plan"), designed to provide a retirement savings account to eligible employees. The FNB Plan is funded through salary deferrals by the employees and the employer matches the approved amount up to 6% of the salary deferral. For the year 1996, First National Bank of Denham Springs contributed $27,004.26 to the FNB Plan.

   The FNB Plan is managed by Pan American Life who is responsible for investing the funds based on the direction of the participants.

   The FNB Plan terminated effective June 30, 1996. Once the plan is terminated by the Internal Revenue Service, the 401(k) Contributions and earnings on the 401(k) Contributions will transfer into the Hancock Bank 401(k) Plan. All other funds will be available for distribution or rollover.

Executive Supplemental Reimbursement Plan

   Hancock Bank maintains an executive Supplemental Reimbursement Plan ("ESR Plan") for members of the Banks' Management Committee. Currently, Leo W. Seal, Jr., George A. Schloegel, Charles A. Webb, C. Stanley Bailey are four of the twelve (12) members of the Management Committee. Under the ESR Plan, Hancock Bank will pay or reimburse each participating committee member up to $5,000 of expenses that the committee member incurs during each calendar year for life insurance, education, residential security system and club dues. If the amount paid or reimbursed for a committee member is less than $5,000 for a calendar year, the unused portion will be contributed to a deferred compensation account for all members except Leo W. Seal, Jr. An administrative committee of at least three persons appointed by the Board of Directors of Hancock Bank administers and interprets the plan and has sole discretion to award any benefit to committee members.

Bank Automobile Plan

   Hancock Bank has a Bank Automobile Plan for the members of the Management Committee. The members are given the use of Bank automobiles for Bank business during the day and are permitted to take them home at night and on weekends for their personal use.

Stock Purchase Plan

   The Company maintains an Employee Stock Purchase Plan (the "ESPP") that is designed to provide the employees of the Company, the Banks and certain subsidiaries of Hancock Bank a convenient means of purchasing Common Stock of the Company. All employees (except Leo W. Seal, Jr.) of the Company, the Banks, and other participating subsidiaries, who have completed one year of continuous employment with the Company, the Banks, or the participating subsidiaries, and are 21 years of age, are eligible to participate in the ESPP.

   Each employee of the Company, the Banks or a participating subsidiary who qualifies to and does participate in the ESPP (a "Participant") is permitted to authorize payroll deductions, which may not exceed 5% of the Participant's base salary for the pay period. At the end of each plan year (January 1 through December 31), the participating company employing a Participant who is still employed at that time, contributes an amount equal to 25% of such Participant's payroll deductions for that plan year.

   Employee and Company contributions are forwarded to Hancock Bank's Trust Department, which uses the funds to purchase shares of the Company's Common Stock through brokers or dealers or directly from individuals (including officers, directors or employees of the Company, the Banks or the participating subsidiaries) at the prevailing market price on the NASDAQ National market on the date of such purchase. Brokerage commissions, service charges and other transactional costs associated with the purchase of shares by the ESPP, if any, are paid by the ESPP from its assets (and therefore are borne indirectly by the ESPP Participants). Administrative fees and expenses are paid by the Company. Purchases are made in the name of the ESPP at such times and in such amounts as Hancock Bank's Trust Department deems appropriate, and shares are allocated to each Participant as of June 30 and December 31 of each year. A Participant may withdraw the Common Stock and cash held in his Hancock Bank account at any time (but only once in a plan year without penalty).

   For 1996 Hancock Bank contributed $3,069.00 under the ESPP Plan on behalf of George A. Schloegel and Hancock Bank of Louisiana contributed $650.00 on behalf of Bridger Eglin. These are the only two executive officers of the Company who participate in the ESPP.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   This report reflects the Company's compensation philosophy for all executive officers, as endorsed by the Board of Directors and the Compensation Committee. The Committee, comprised of the Company Directors, excluding Messrs. Seal and Schloegel, named below, determines annual base salary adjustments and annual bonus awards.

   In determining the compensation to be paid to the Company's executive officers in 1996, the Compensation Committee employed the compensation policies designed to align the compensation with the Company's overall business strategy, values and management initiatives. These policies are intended to reward executives for long-term strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals.

   Additionally, the Company subscribes to and participates in the Wyatt Data Services/Cole Survey for Financial Institutions Compensation and the Mississippi and Louisiana Bankers Associations' surveys, which provide the Committee with comparative compensation data from the Company's market areas and its peer groups. In addition to this, in 1995 we retained Towers Perrin, a Consulting Firm, to review Hancock Bank's Compensation and Benefits programs. This information is used by the Committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company's overall and long-term success.

   For personal reasons, as well as a long time philosophy of Mr. Seal, and his father who served before him, Mr. Seal's compensation is relatively low in comparison to other chief executive officers of comparable institutions. His compensation is the result of Mr. Seal's express wishes, and is in no way reflective of his performance, ability as CEO, or his value to the Company.

   Submitted by the Company's Compensation Committee:

J. F. Boardman, Jr.            Victor Mavar
James B. Estabrook, Jr.        T. W. Milner, Jr.
Charles H. Johnson             Dr. H. C. Moody, Jr.
L. A. Koenenn, Jr.


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

   Directors, officers and principal shareholders of the Company and their associates have been customers of the Banks from time to time in the ordinary course of business and additional transactions may be expected to take place in the future. All loans to such persons were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or embody other unfavorable features. At December 31, 1996, the aggregate amount of such loans and extensions of credit outstanding was approximately $4.2 million.


   Leo W. Seal, Jr. serves as President of Hancock Insurance Agency ("Hancock Insurance"), for which he receives no fees or other compensation. For the year ended December 31, 1996, the Company paid Hancock Insurance $914,646.00 in premiums for general insurance products, which sum constituted approximately 33% of the gross consolidated revenues of Hancock Insurance for the year ended December 31, 1996. Management believes that the terms of the insurance transactions between the Company and Hancock Insurance were no less favorable to the Company than if the transactions had been made with nonaffiliates.

                    FIVE YEAR SHAREHOLDER RETURN COMPARISON

   The Securities and Exchange Commission requires that the Company include in its Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The peer group index is the Media General Financial Services Industry Group 045-East South Central Banks and a list of the companies included in the index follows the graph.



                    COMPARISON OF CUMULATIVE TOTAL RETURN
                 OF COMPANY, INDUSTRY INDEX AND BROAD MARKET





                              FISCAL YEAR ENDING
--------------------------------------------------------------------------------
COMPANY               1991     1992       1993      1994       1995      1996
HANCOCK HOLDING CO    100     141.36     164.06    153.94     198.12     252.52
INDUSTRY INDEX        100     103.72     109.63    110.09     147.93     191.11
BROAD MARKET          100     100.98     121.13    127.17     164.96     204.98



Alabama National Bancorp             Farmers Capital Bank Corporation          Peoples Holding Company
AmSouth Bancorporation               First American Corporation, Tennessee     Pikeville National Corporation
Area Bancshares Corporation          First Federal Financial, Kentucky         Premier Financial Bancorporation
Banco Central Hispano, S.A.          First M & F Corporation                   Regions Financial Corporation
Bancorpsouth, Inc.                   First Tennessee National Corporation      S.Y. Bancorp, Inc.
Britton & Koontz Capital Corp.       Fort Thomas Financial Corporation         South Alabama Bancorp
Cardinal Bancshares, Inc.            Gateway Bancorp, Inc., Kentucky           Southern Banc Co., Inc.
CBT Corporation                      Hancock Holding Corporation               Southfirst Bancshares
Colonial Bancgroup Class A           Kentucky First Bancorp                    SouthTrust Corporation
Community Federal Bancorp            Mid America Bancorp                       TF Financial Corporation
Community Financial Group            National Commerce Bancorporation          Trans Financial, Inc.
Compass Bancshares, Inc.             Peoples Banctrust Company                 Trustmark Corporation
Deposit Guaranty Corporation         Peoples First Corporation                 Union Planters Corporation
Eufaula Banccorp, Inc.

                                 OTHER MATTERS

   The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders, nor does it know of any matters to be brought before the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with the judgement of the Board on any such matters.

   The Annual Report of the Company for the fiscal year ended December 31, 1996 is enclosed. The Annual Report is not to be regarded as proxy soliciting material. Any shareholder who has not received an Annual Report may obtain one from the Company. The Company also will provide, on request, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission. Shareholders wishing to receive a copy of the Annual Report on Form 10-K are directed to write George
A. Schloegel, Vice Chairman, at the address of the Company.


                       PROPOSALS FOR 1998 ANNUAL MEETING

   Any shareholder who wishes to present a proposal at the Company's next Annual Meeting and who wishes to have the proposal included in the Company's Proxy Statement and form of Proxy for the meeting, must submit the proposal to the undersigned at the address of the Company not later than September 20, 1997.


   THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.


                           By Order of the Board of Directors



Dated: January 17, 1997

                                              --------------------------------
                                              Leo W. Seal, Jr.
                                              President and C. E. O.

                       EXHIBIT "A" TO HHC PROXY STATEMENT
                       AMENDMENT OF AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

Article Six of the Amended and Restated Articles of Incorporation, as proposed to be amended would read as follows:

   SIXTH: A director shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Mississippi Code Annotated Section 79-4-8.33(1972), as amended; or (iv) an intentional violation of criminal law. The Corporation shall indemnify any person (or the heirs, executors and administrators of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, formal or informal (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including legal fees) incurred with respect to the Proceeding: (A) to the fullest extent permitted by the Mississippi Business Corporation Act in effect from time to time (the "Act") and (B) despite the fact that such person has failed to meet the standard of conduct set forth in the Act, or would be disqualified for indemnification under the Act for any reason, if a determination is made by one of the following determining bodies (Collectively, the "Determining Bodies"): (i) the board of directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (ii) if a quorum cannot be obtained under (i), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the Proceeding, (iii) by special legal counsel (a) selected by the board of directors or its committee in the manner prescribed in (i) or (ii) or
(b) if a quorum of the board of directors cannot be obtained under (i) and a committee cannot be designated under (ii), selected by majority vote of the full board of directors (in which selection directors who are parties may participate, (iv) by the shareholders (but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination) or (v) by a court, that the acts or omissions of the director, officer, employee or agent did not constitute gross negligence or willful misconduct. However the Corporation shall not indemnify a person for:
(i) an intentional infliction of harm on the Corporation or its shareholders;
(ii) a violation of Mississippi Code Annotated Section 79-4-8.33 (1972), as amended; or for (iii) an intentional violation of criminal law, and the Corporation shall not indemnify a person for receipt of a financial benefit to which he is not entitled unless ordered by a court under Mississippi Code Annotated, Section 79-4-8.54(9)(3). The Corporation shall indemnify a person in connection with a proceeding by or in the right of the Corporation for reasonable expenses incurred in connection with the Proceeding if such acts or omissions do not constitute gross negligence or willful misconduct, and shall make further indemnification in connection with the Proceeding if so ordered by a court under Mississippi Code Annotated, Section 79-4-8.54(9)(3). The Corporation upon request shall pay or reimburse such person for his reasonable expenses (including legal fees) in advance of final disposition of the Proceeding as long as: (i) such person furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if he is not entitled to mandatory indemnification under Mississippi Code Annotated,
Section 79-4-8.52 and it is ultimately determined by a judgment or other final adjudication that his acts or omissions did constitute gross negligence or willful misconduct, which undertaking must be an unlimited general obligation of such person, and which shall be accepted by the Corporation without reference to the financial ability of the person to make repayment or to collateral; (ii) such person furnishes a written affirmation of his good faith that his acts or omissions did not constitute gross negligence or willful misconduct; and (iii) a determination is made by any of the Determining Bodies that the facts then known to those making the determination would not preclude indemnification under this Article SIXTH.

   Neither the amendment nor repeal of this Article SIXTH, nor the adoption or amendment of any other provision of the Corporation's bylaws or these Amended and Restated Articles of Incorporation inconsistent with this Article SIXTH, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                EXHIBIT "B" TO HHC PROXY STATEMENT AMENDMENT OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


Article Two of the Amended and Restated Articles of Incorporation, as proposed to be amended, would read as follows:

   SECOND: The aggregate number of shares which the corporation shall have authority to issue is seventy-five million (75,000,000) of the par value of three dollars and thirty three cents ($3.33) each.

                       EXHIBIT "C" TO HHC PROXY STATEMENT
                            SHAREHOLDER RIGHTS PLAN

DESCRIPTION OF RIGHTS PLAN

   The terms of the Rights Plan are set forth in a Rights Agreement (the "Rights Agreement") which, if adopted by the shareholders, will be executed between Company and the Hancock Bank, as Rights Agent following the shareholders meeting. A copy of the Rights Agreement may be obtained upon written request to the Secretary of the Company. The following descriptions of the provisions of the Rights Plan are qualified in their entirety by reference to the complete text of the Rights Agreement (including the exhibits thereto).


   Distribution of Rights; Initial Exercise Price. Each shareholder will receive a dividend distribution of one Common Stock purchase right (a "Right") for each outstanding share of Common Stock held of record at the close of business on February 20, 1997 (the "Record Date"). This dividend of a Right will be payable on the Record Date to shareholders of record at the close of business on that date, and for each share of Common Stock issued by the Company, including shares distributed from treasury, thereafter and prior to the Distribution Date (as defined below). Each Right initially will entitle the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one share of Common Stock at a purchase price per share of $120, well above market price at the Record Date, subject to adjustment (the "Purchase Price"). The Purchase Price is payable in cash or by certified or bank check or bank draft payable to the order of the Company.


   Separation of Rights from Common Stock. Initially, the Rights will attach to the certificate representing shares of outstanding Common Stock, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and separate Rights certificates will be distributed upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons who are not affiliated with the Company or any subsidiary (such person or group being an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 10% or more of the then outstanding shares of Company Common Stock ("Stock Acquisition Date"), or (ii) 10 days following the commencement of, or the announcement of an intent to commence, a tender or exchange offer that would result in a person or group becoming an Acquiring Person (such person or group upon the consummation of such offer becoming an Acquiring Person) or
(iii) the close of business on the tenth business day after a majority of the members of the Board of Directors who are not officers of the Company determine, after reasonable inquiry and investigation, including consultation with such persons as they deem appropriate, that a person has, along or together with his affiliates or associates, become the beneficial owner of 10% or more of the outstanding shares of Common Stock or voting power of the Company and is an "Adverse Person", meaning (a) such beneficial ownership by the Adverse Person is intended to cause the Company to repurchase the Common Stock or voting power of the Company beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide the Adverse Person with short term financial gain under circumstances where these directors determine that the best long term interests of the Company and the shareholders would not be served by taking such action or entering into such transaction or series of transactions or (b) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact on the business or prospects of the Company (including, but not limited to, impairment of the Company's relationships with customers, its ability to maintain its competitive position, its capital position, its ability to meet the convenience and needs of the communities it serves, or its business reputation or ability to deal with governmental agencies) to the detriment of the shareholders. The earlier to occur of such events is the "Distribution Date."

   Exercisability of Rights. The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of adoption (the "Final Expiration Date") unless earlier redeemed by the Company as described below.

   Separated Rights Evidenced by Certificate. Until the Distribution Date, (i) the Rights will be evidenced by Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date, including shares distributed from treasury, will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing outstanding Common Stock also will constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights.

   Triggering Events for Decrease in Exercise Price; Nullification of Certain Rights. In the event that (i) a person or group (other than the Company, any of its subsidiaries, or any employee benefit plan of the Company) becomes an Acquiring Person, or (ii) the Board has determined the existence of an Adverse Person (either of such events being "Triggering Event"), then, in each such case, each holder of a Right shall have the right to receive, upon exercise, a share of Company Common Stock (or, in certain circumstances, cash, property or other securities of the Company) at an adjusted Purchase Price of 50% of the current market value of such share. Notwithstanding any of the foregoing, following the occurrence of one of the foregoing events, all Rights that are, or (under certain circumstances specified in the Rights Agreement), were, beneficially owned by an Acquiring Person or any Adverse Person will be null and void.

   Optional Exchange of Rights. At any time after the occurrence of a Triggering Event, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person which have become void), in whole or part, at an exchange ratio of one share per Right (subject to adjustment).

   Triggering Events for Purchase of Acquiror's Shares. In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation (other than a subsidiary merger covered in the preceding paragraph), (ii) any person or group effects a share exchange or merger with the Company and all or part of the Company's Common Stock is converted or exchanged for securities, cash, or property of any other person or group, (iii) 50% or more of the Company's assets or earning power is sold or transferred (any of such events also being a "Triggering Event"), then, in each such case, each holder of a Right shall have the right to receive, upon exercise, that number of shares of Common Stock of the Acquiring Person purchasable for the Purchase Price at a price of 50% of the current market value of such shares.

   Anti-dilution Adjustments. The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event the Company shall (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock,
(iii) combine the outstanding Common Stock into a smaller number of shares, or
(iv) issue any shares of its capital stock in a reclassification of the Common Stock, including any such reclassification in connection with a share exchange or merger in which the Company is the continuing or surviving corporation.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Common Stock. In lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock prior to the date of exercise.

   Redemption of Rights. The Rights are redeemable at $.01 per Right (the "Redemption Price"), subject to adjustment, by a majority of the independent directors of the Board, payable, at the election of such majority of independent directors, in cash or shares of Common Stock, at any time prior to the close of business on the tenth day after a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Stock, or after declaration by the Board of Directors of the existence of an Adverse Person (the "Right of Redemption"). Immediately upon any redemption of the Rights, the right to exercise the Rights will become a right to receive the Redemption Price. Unless earlier redeemed, the Rights will expire on the Final Expiration Date. Common Stock purchasable upon exercise of the Rights will not be redeemable.

   No Shareholder Rights Until Exercise; Taxes. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

   The distribution of the Rights should not be taxable to shareholders or to the Company for federal income tax purposes. However, following an event which renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.
   SHAREHOLDERS ARE URGED TO CONSULT THEIR INDIVIDUAL TAX ADVISORS TO REVIEW THE EFFECT OF EXERCISE OR REDEMPTION OF THE RIGHTS GIVEN THEIR SPECIFIC CIRCUMSTANCES.

   Amendment to Rights Agreement. Any of the provisions of the Rights Agreement may be supplemented or amended by the Board of Directors at any time prior to the Distribution Date without the consent of the shareholders. After the Distribution Date, the provisions of the Rights Agreement may be supplemented or amended without the consent of the holders of the Rights in order to (i) cure any ambiguity, defect, or inconsistency, (ii) make changes that are consistent with the objectives of the Board in adopting the Rights Plan (except that from and after such time as any person becomes an Acquiring Person or a declaration by the Board of Directors of the existence of an Adverse Person, no such amendment may adversely affect the interests of holders of Rights), or (iii) shorten or lengthen any time period under the Rights Agreement, although no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

   Anti-takeover Effects. The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Stock, or has been determined to be an Adverse Person, because until such time the Rights may be redeemed by the Company at the Redemption Price. See further discussion on this topic below under "Reasons for and Effects of the Rights Plan."

   Filing with the Securities and Exchange Commission. If adopted by the shareholders, a copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A. A shareholder may receive a copy of the Rights Agreement free of charge upon request to the Company.

REASONS FOR AND EFFECTS OF THE RIGHTS PLAN


   The Board of Directors is concerned that, without a shareholder rights plan, control of the Company could be acquired without fair value being offered to all shareholders and without the Board of Directors having an opportunity to explore all available alternatives to ensure that shareholders receive the maximum value for their shares. Accordingly, adoption of the Rights Plan is recommended in order to (i) reduce the risk of coercive two-tier, front-end loaded or partial offers which may not offer fair value to all shareholders;
(ii) deter market accumulators who through open market or private purchases may achieve a position of substantial influence or control without paying to selling or remaining shareholders a fair control premium; and (iii) deter market accumulators who are simply interested in putting the Company "in play." At the same time, the Rights Plan is intended to encourage those interested in seeking control of the Company to make a bona fide, fully financed offer for all shares which will remain open for a sufficient period of time to enable the Board to explore all available alternatives to maximize shareholder values.

   The Rights Plan is expected to achieve these goals by confronting an Adverse Person or another potential acquiror of a substantial percentage (10% or more) of the outstanding Common Stock with the possibility that the Company's shareholders will be able to dilute substantially the acquiror's equity interest. Such dilution would occur upon a Triggering Event, when the Rights to buy additional securities (or in certain circumstances cash or other property) of the Company (or in certain cases, common stock of the acquiror) become exercisable at a substantial discount, or may be exchanged by the Company on a one-for-one basis for shares of Common Stock. These events would significantly increase the Company's, or in some cases the acquiror's, market capitalization, thereby making an acquisition of the Company more expensive or diluting the acquiror's earnings per share.

   The Rights Plan is not intended to interfere in any significant manner with a bona fide offer for all outstanding shares of Common Stock that is in the best interests of the shareholders. The Board of Directors is concerned that without the Rights Plan, there might not be sufficient time following the commencement of an unsolicited takeover bid for the Board to seek and consider more attractive alternative transactions, or for third parties which might otherwise be interested in making a competing bid to complete their due diligence and arrange the necessary financing, thereby allowing the initial bidder to acquire the Company at a price that may not reflect the full value of the Company's shares.

   The existence of the Rights Plan will not permit the Board of Directors to reject a bona fide offer out of hand. The fiduciary duty of the Directors to the shareholders requires that the Board consider the terms of all reasonable offers. If an offer is coercive, seeks to put the Company "in play," or is for some other reason clearly inadequate, the Board of Directors will not redeem the Rights. On the other hand, receipt of an all cash, all shares offer at a price which includes an acceptable control premium and which is otherwise in the best interests of the shareholders will in most instances satisfy the concerns which have led to the proposal for adoption of the Rights Plan. In such cases, the Board will either redeem the Rights and thus allow the offer to proceed and the shareholders to decide whether to accept the offer, or delay redemption of the Rights for a sufficient period to either formulate an alternative recapitalization plan, or find an alternative bidder. The objective in delaying redemption is to provide the Board with reasonable time to investigate alternatives which will provide equal or greater benefits to the shareholders than the original offer, and perhaps encourage the original bidder to improve its offer.

   The Rights Plan may have the effect of discouraging or making more difficult or expensive certain mergers, tender offers, open market purchase programs or other purchases of shares of Common Stock under circumstances that may afford shareholders an opportunity to sell some or all of their shares at a premium to then prevailing market prices. To the extent the Rights Plan has these effects, it may be beneficial to incumbent management in certain unsolicited tender offers, and may discourage or render more difficult or expensive the assumption of control by a holder of a substantial block of the Company's shares and the removal of incumbent management.

   Approval of the Rights Plan by shareholders will not restrict the Board's ability to redeem the Rights in connection with an offer or proposal to acquire the Company. If the Rights Plan is approved, the Board will continue to be subject to its fiduciary obligation to consider and act in the best interests of the Company and its shareholders in connection with any acquisition offer or proposal. However, given the purposes of the Rights Plan to deter certain coercive takeover tactics and to encourage persons seeking control of the Company to do so by means of negotiation with the Board of Directors in order to achieve maximum value for the shareholders' interests, in fulfilling such fiduciary obligation the Board must carefully scrutinize the terms of a bona fide offer to seek control of the Company. It should be noted that the Company is unaware of any previous legal action to enjoin the operation of, or require redemption of the Rights issued under, a rights plan approved by shareholders, and thus it is possible that the shareholders' approval of the Rights Plan would make it more difficult for a potential acquiror to prevail in any such action.

   The Rights Plan is not recommended for adoption in response to any specific efforts to obtain control of the Company. Management does not presently intend to propose other measures in future proxy solicitations which may have the effect of discouraging attempted changes in control.

This Proxy, when properly executed, will be voted in accordance with the specific indication above, IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6. If any other matters shall properly come before the meeting, it is the intention of the persons named as proxy holders to vote on such matters in accordance with their judgment.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.




                                 DATED:                               , 1997
                                       -------------------------------
                                 Signature
                                          --------------------------------------
                                 Signature
                                          --------------------------------------
                                 When signing as attorney, executor, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

                                 NUMBER OF SHARES:
                                                  ------------------------------
                                 IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK MARK HERE_____. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN AT ONCE.

--------------------------------------------------------------------------------

                            PROXY FOR ANNUAL MEETING
         HANCOCK HOLDING COMPANY, GULFPORT, MISSISSIPPI SOLICITED ON
                       BEHALF OF THE BOARD OF DIRECTORS


KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder of Hancock Holding Company, Gulfport, Mississippi, does hereby nominate, constitute, and appoint Joseph F. Boardman, Jr., Leo W. Seal, Jr., and A. F. Dantzler, Jr., as proxies of them (with full power of substitution), and hereby authorizes them to represent and vote, as designated below, all the shares of Hancock Holding Company held of record by the undersigned on December 31, 1996, at the Annual Meeting of its stockholders to be held at HANCOCK BANK, One Hancock Plaza, Gulfport, Mississippi, on February 20, 1997, or any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:


1. The election of the following 3 persons as directors, to serve until the Annual Meeting in 2000, or until each person's successor has been elected and qualified. (INSTRUCTION: AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE).

L. A. KOENENN, JR.  ______                   DR. HOMER C. MOODY, JR. ________

                            GEORGE A SCHLOEGEL __________

    For all nominees except as indicated ___________________

    withhold authority to vote for all nominees _____________

2. Proposal to approve the appointment of Deloitte & Touche LLP, as the independent accountants of the Company.

    FOR __________          AGAINST _________               ABSTAIN ___________

3. Proposal to amend Articles to conform with Mississippi Business Corporation Act concerning indemnification, as per Exhibit "A".

    FOR __________          AGAINST _________               ABSTAIN ___________

4. Proposal to amend Articles to increase the authorized number of shares of common stock from 20,000,000 to 75,000,000, as per Exhibit "B".

    FOR __________          AGAINST _________               ABSTAIN ___________

5.  Proposal to approve Shareholder Rights Plan, as per Exhibit "C".

    FOR __________          AGAINST _________               ABSTAIN ___________

6. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    FOR __________          AGAINST _________               ABSTAIN ___________